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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

                              MARY P. RICCIARDELLO

         The undersigned, Mary P. Ricciardello, hereby constitutes and appoints Mark A. Jackson and Robert D. Campbell, and each of them (with full power to each of them to act alone), her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign on her behalf individually and in the capacity stated below any amendment, including post-effective amendments, to the registration statement on Form S-3 of Noble Corporation (SEC File No. 333-107595), and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 2nd day of March, 2004.


                                                  /s/ Mary P. Ricciardello
                                                  ------------------------------
                                                  Mary P. Ricciardello
                                                  Director of Noble Corporation